Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-177919) pertaining to the Stock Option Subscription Plans, BSA Subscription Plans and BCE Subscription Plans of Sequans Communications S.A.,

(2)	Registration Statement (Form S-8 No. 333-180487) pertaining to the BSA (Warrants) Issuance Agreements dated January 11, 2011 and March 8, 2011 of Sequans Communications S.A.,

(3)	Registration Statement (Form S-8 No. 333-187611) pertaining to the Stock Option Subscription Plan, BSA Subscription Plan and BSA (Warrants) Issuance Agreements dated June 26, 2012 of Sequans Communications S.A,

(4)	Registration Statement (Form S-8 No. 333-194903) pertaining to the Stock Option Subscription Plan and BSA (Warrants) Issuance Agreements dated June 25, 2013 of Sequans Communications S.A; and

(5)	Registration Statement (Form F-3 No. 333-198758) of Sequans Communications S.A;

of our reports dated April 21, 2015, with respect to the consolidated financial statements of Sequans Communications S.A. and the effectiveness of internal control over financial reporting of Sequans Communications S.A. included in this Annual Report (Form 20-F) for the year ended December 31, 2014.

Ernst & Young Audit

/s/ Frédéric Martineau

Represented by Frédéric Martineau

Paris – La Défense, France

April 21, 2015